UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2023

BRISTOL-MYERS SQUIBB COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-01136	22-0790350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 E. 29th Street, 14th Floor
New York, New York, 10016
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (212) 546-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BMY	New York Stock Exchange
1.000% Notes due 2025	BMY25	New York Stock Exchange
1.750% Notes due 2035	BMY35	New York Stock Exchange
Celgene Contingent Value Rights	CELG RT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)(c)    On April 26, 2023, Bristol Myers Squibb Company (the “Company”) announced that Giovanni Caforio, M.D., the Company’s Chairman of the Board of Directors (“Board”) and Chief Executive Officer, has decided to retire as Chief Executive Officer (“CEO”) effective November 1, 2023.  Dr. Caforio will continue to serve as Chairman of the Board until he retires as CEO on November 1, 2023, and after that will serve as  Executive Chairman of the Board for a transition period to be determined by the Board.  Theodore R. Samuels will continue to serve as Lead Independent Director.

In addition, on April 21, 2023, the Board appointed Christopher Boerner, Ph.D., to serve as the Company’s Chief Operating Officer, effective April 26, 2023, and as the Chief Executive Officer, effective November 1, 2023.  The Board also intends to appoint Dr. Boerner to the Board after the Annual Meeting.

Dr. Boerner, 52, has worked for the Company since 2015 in roles of increasing seniority.  He served as the Company’s Executive Vice President and Chief Commercialization Officer from August 2018 to April 2023.  Dr. Boerner previously served as Head, International Markets from October 2017 to July 2018, and as President and Head of U.S. Commercial from February 2015 to September 2017.

Dr. Boerner was not selected as Chief Executive Officer pursuant to any arrangement or understanding between him and any other person.  There are no related party transactions between the Company and Dr. Boerner and there are no family relationships between Dr. Boerner and any director or executive officer of the Company.

In connection with Dr. Boerner’s promotion to the role of Chief Operating Officer, the Compensation and Management Development Committee (the “Committee”) of the Board approved the following new compensation arrangements for Dr. Boerner effective April 26, 2023: (1) an increase in his annual base salary from $1,115,000 to $1,300,000 and (2) an increase in his annual target cash incentive opportunity from $1,115,000 to $1,560,000.    Dr. Boerner’s compensation for the role of Chief Executive Officer and any other related changes in his compensation arrangements required to be disclosed on Form 8-K will be disclosed promptly following approval by the Committee. The Board will determine Dr. Caforio’s compensation arrangement as Executive Chairman at a later time.

A copy of the press release announcing the foregoing changes is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release of Bristol-Myers Squibb Company dated April 26, 2023.
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Bristol-Myers Squibb Company dated April 26, 2023.
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: April 26, 2023	By:	/s/ Kimberly M. Jablonski
	Name:	Kimberly M. Jablonski
	Title:	Corporate Secretary